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                                                                    EXHIBIT 24.1
                               POWER OF ATTORNEY

     I, the undersigned Vice President and Chief Financial Officer of MIPS Technologies, Inc. do hereby constitute and appoint John E. Bourgoin and William
M. Kelly, and each of them, my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-1 (No. 333-50643) and any and all related registration statements on Form 462(b) filed by the Company, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          SIGNATURE                     TITLE                    DATE
          ---------                     -----                    ----

     /s/ KEVIN C. EICHLER           Vice President and        June 2, 1998
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         Kevin C. Eichler           Chief Financial Officer